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                                                     EXHIBIT 24(2)(g)(i)

                     WILMINGTON LOW VOLATILITY FUND OF FUNDS

                          INVESTMENT ADVISORY AGREEMENT


                  THIS INVESTMENT ADVISORY AGREEMENT is made as of the 17 day of December, 2003 by and between Wilmington Low Volatility Fund of Funds, a Delaware statutory trust (the "Fund") and Rodney Square Management Corporation, a Delaware corporation (the "Adviser").


                              W I T N E S S E T H:

                  WHEREAS, the Fund has been established under the laws of the State of Delaware to invest in a portfolio of Portfolio Funds (as defined below), which invest and trade in a broad range of securities, currencies, commodities and other financial instruments;

                  WHEREAS, (i) pursuant to Section 8(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), the Fund registered as a non-diversified, closed-end management investment company under the 1940 Act by filing a Form N-8A Notification of Registration with the Securities and Exchange Commission ("SEC") on August 18, 2003, and (ii) pursuant to Section 8(b) of the 1940 Act, the Fund filed its Registration Statement on Form N-2 with the SEC on August 18, 2003;

                  WHEREAS, the Fund and the Adviser wish to enter into an agreement setting forth the terms upon which the Adviser (or certain other parties acting pursuant to delegation from the Adviser) will perform certain services for the Fund;

                  NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, and for other good and valuable considerations the receipt of which is hereby acknowledged, the parties hereto, intending to be legally sound, agree as follows:

1.       APPOINTMENT OF ADVISER

         a. Subject always to the supervision and control of the Board, any duly constituted committee thereof, or any officer of the Fund acting pursuant to like authority and to such policies as the Board may determine, the Fund hereby employs the Adviser to furnish the Fund continuously with Portfolio Management Services (as defined in Section 2 hereof), subject to the authority of the Adviser to delegate certain of its responsibilities hereunder to other parties as provided in Section 1(b) hereof. The Adviser hereby accepts such employment and agrees, at its own expense, to furnish such services (either directly or pursuant to delegation to other parties as and to the extent permitted by Section 1(b) hereof) and to assume the obligations herein set forth, for the compensation herein provided. The Adviser shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         b. The Adviser may delegate any or all of its responsibilities hereunder with respect to the provision of Portfolio Management Services (and assumption of related expenses) with respect to all or any portion of the Fund's assets to one or more other parties (each such party, a "Sub-Adviser"), pursuant in each case to a written agreement with such Sub-Adviser that meets the requirements of Section 15 of the 1940 Act and the rules thereunder applicable to contracts for service as investment adviser of a registered investment company (including without limitation the requirements for approval by the Fund's

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Board of Trustees (the "Board") and the investors in the Fund), subject, however, to such exemptions or no-action positions as may be granted by the SEC or its staff. Any Sub-Adviser may (but need not) be affiliated with the Adviser.

         c. In the event that the Adviser delegates to one or more Sub-Advisers all or part of its responsibilities hereunder with respect to the provision of Portfolio Management Services with respect to all or any portion of the Fund's assets, the Adviser hereby agrees to furnish to the Fund the following services ("Oversight Services"):

                  i. supervision and oversight of each Sub-Adviser's provision of Portfolio Management Services with respect to the Fund;

                  ii. periodic evaluation of the Portfolio Management Services provided by each Sub-Adviser, and of the investment performance of the Fund;

                  iii. advice to and consultation with the Board with respect to matters relating to the investment operations of the Fund, including matters relating to the selection, evaluation, retention and possible termination of each Sub-Adviser; and

                  iv. regular reporting to the Board with respect to the foregoing matters.

2.       RESPONSIBILITIES OF ADVISER

         The Adviser acknowledges that the Fund will seek to achieve its investment objective(s) (the "Fund Objective(s)") by investing and reinvesting its assets primarily in a portfolio of equity interests issued by limited partnerships, limited liability companies, business trusts and similar business vehicles whose primary business is investing in securities and other financial instruments but that are not currently registered or currently required to register as investment companies under the 1940 Act by virtue of the exclusion from the definition of "investment company" provided by Section 3(c)(1) or
Section 3(c)(7) of the 1940 Act ("Portfolio Funds"). From time to time assets may be invested in registered investment companies (limited to money market funds) as allowable under the 1940 Act and provided that appropriate fee adjustments are made as required under the 1940 Act. Accordingly, in providing services to the Fund hereunder, the Adviser shall (subject to any delegation made pursuant to Section 1(b) of this Agreement) perform the following duties ("Portfolio Management Services"), in each case based upon its professional skill, experience and judgment and the Adviser may consult with any of its affiliates in its performance of such Portfolio Management Services:

         a. regularly provide investment advice and recommendations to the Fund with respect to its investments, investment policies and the purchase and sale of securities for the Fund, including but not limited to, obtaining and evaluating such economic, statistical and financial data and information and undertaking such additional investment research as shall be necessary or advisable for the management of the investment and reinvestment of the assets of the Fund in accordance with the Fund Objective(s);

         b. develop, implement and supervise continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased and sold by the Fund, including but not limited to, identifying Portfolio Funds that are suitable investments for the Fund in light of the Fund Objective(s); allocating the Fund's assets among Portfolio Funds in light of the Fund Objective(s); purchasing and selling securities of Portfolio Funds and other issuers on behalf of the Fund, including the completion and execution of

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subscription agreements or similar contracts on behalf of the Fund with respect to, and placing orders for, such purchases and sales; and, monitoring the performance of the Portfolio Funds in which the Fund has invested with a view to determining whether continued investment by the Fund in such Portfolio Funds is appropriate in light of the Fund Objective(s);

         c. evaluate and recommend appropriate changes to the Fund Objective(s) from time to time;

         d. supervise the Sub-Adviser in all respects and recommend to the Board the termination, continuation, renewal or non-renewal of the Sub-Advisory Agreement;

         e. determine all fee waivers and expense reimbursements and determine whether to waive the five (5) business day pre-investment deposit rule for Initial Investments and subsequent Investments by Investors;

         f. supervise the Sub-Adviser, Administrator, Sub-Administrator, Custodian, Sub-Custodian and Distributor on behalf of the Fund;

         g. provide such other advice and services as the Board may from time to time reasonably request in connection with the investment operations of the Fund;

         h. manage the Fund and the Sub-Adviser so that no action or omission on the part of the Fund shall cause the Fund to fail to comply with the 1940 Act, the rules and regulations promulgated thereunder, and any other rules and regulations pertaining to the investment strategy of the Fund. The Adviser will notify the Board and the Sub-Adviser promptly if the Adviser believes that the Fund is in violation of any requirement specified in the first sentence of this paragraph;

         i. regularly report to the Board with respect to the implementation of the investment policies of the Fund; and

         j. take such further actions with respect to the foregoing as the Adviser shall deem necessary or advisable.

3.       COMPENSATION

         As full compensation for all services rendered, facilities furnished and expenses borne by the Adviser hereunder, the Fund shall pay the Adviser compensation calculated and payable in the manner set out in Schedule A hereto (or such lesser amount as the Adviser may from time to time agree to receive). The Adviser hereby acknowledges that the Fund's obligation to pay such compensation is binding only on the assets and property belonging to the Fund.

4.       EXPENSES

         Except as otherwise agreed in separate writing between the Fund and Adviser, nothing in this Agreement shall require the Adviser to bear, or to reimburse the Fund for:

         a. office space, office supplies, facilities and equipment for the Fund;

         b. executive and other personnel for managing the affairs of the Fund, other than for the provision of (1) Portfolio Management Services and (2) Oversight Services (if the Adviser

                                      -3-

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shall have delegated to one or more Sub-Advisers any or all of its responsibilities hereunder with respect to the provision of Portfolio Management Services);

         c. any of the costs of printing and mailing the items referred to in Sub-Section (p) of this Section 4;

         d. any of the costs of preparing, printing and distributing sales literature;

         e. compensation of members of the Board of the Fund who are not directors, officers or employees of the Adviser or of any affiliated person (other than a registered investment company) of the Adviser;

         f. registration, filing and other fees in connection with requirements of regulatory authorities;

         g. the charges and expenses of any entity appointed by the Fund for custodial, paying agent, investor servicing and administration services;

         h. charges and expenses of independent accountants retained by the Fund;

         i. charges and expenses of any transfer agents and registrars appointed by the Fund;

         j. brokers' commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party;

         k. taxes and fees payable by the Fund to federal, state or other governmental agencies;

         l.       any cost of certificates representing interests in the Fund;

         m. legal fees and expenses in connection with the affairs of the Fund, including fees and expenses incurred in connection with compliance with federal and state securities and other laws;

         n. expenses of meetings of investors in, and the Board of, the Fund;

         o.       interest, including interest on borrowings by the Fund;

         p. the costs of services, including services of counsel, required in connection with the preparation of the Fund's registration statements and offering memoranda, including amendments and revisions thereto, annual, semiannual and other periodic reports of the Fund, and notices and proxy solicitation material furnished to investors in the Fund or regulatory authorities; and

         q. the Fund's expenses of bookkeeping, accounting, auditing and financial reporting, including related clerical expenses.

5.       SUPERVISION

         All activities undertaken by the Adviser or any Sub-Adviser pursuant to this Agreement shall at all times be subject to the supervision and control of the Board, any duly constituted

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committee thereof or any officer of the Fund acting pursuant to like authority and to such policies as the Board may determine.

6.       STANDARD OF CARE AND REPRESENTATIONS

         a. The Adviser shall have no obligations to the Fund or the Sub-Adviser other than those expressly set forth in this Agreement and any other written amendment hereto, and any other obligations arising under applicable law.

         b. The Adviser must maintain errors and omissions insurance or be covered under a comparable policy of its affiliates. In the event the policy is written on a "claims made basis," and such coverage is terminated either (y) by the insurance carrier or Adviser during the term of this Agreement or (z) coterminously with the cancellation or expiration of this Agreement, regardless of which party caused termination of the coverage, the Adviser must arrange for the purchase of a retrospective reporting endorsement ("tail policy") at the Adviser's sole cost to cover all risks incurred during the term of this or any predecessor or successor agreement among the Fund, the Adviser or Sub-Adviser. The standard of care applicable for claims under such policy must be ordinary negligence; the Fund agrees not to pursue de minimis, non-material claims against the Adviser, as determined in the sole discretion of the Board of Trustees of the Fund.

         c. Except as set forth in Section (b.), above, the Adviser shall not be liable for any error in judgment or mistake of law or for any damage or loss in excess of available insurance suffered by the Fund in connection with the subject matter of this Agreement, including but not limited to any damage or loss incurred by reason of any act or omission of the Board, the Fund's custodian or administrator, any bank, broker, dealer, investment Adviser of any Portfolio Fund, or any agent, member, partner, director, officer or employee of any of them, except to the extent such damage or loss arises from willful misfeasance, bad faith or gross negligence on the part of the Adviser, or reckless disregard of the Adviser's obligations and duties hereunder.

         d. The Adviser's responsibility under this Agreement is to manage the Fund in the conjunction with the Sub-Advisor so the Fund, at all times, is in compliance with the 1940 Act and to furnish the Fund with investment advisory services based upon the Adviser's professional skill, experience and judgment, and the Adviser makes no representation or warranty (i) as to the accomplishment of any particular investment results by any Portfolio Fund or the Fund's portfolio as a whole, or (ii) as to the accuracy or completeness of any information supplied by the Sub-Adviser to the Adviser, the Fund or the Fund's custodian or administrator which is provided by a Portfolio Fund (or the investment Adviser thereof) or other third-party to the Sub-Adviser and conveyed by the Sub-Adviser (either in its entirety or in excerpts accurately and fairly derived from material sent to the Sub-Adviser) to any or all of them. Notwithstanding the foregoing, the Adviser shall satisfy itself that the Sub-Adviser shall have procedures in place such that the Sub-Adviser shall only provide to the Adviser, the Fund and the Fund's custodian or administrator information the Sub-Adviser reasonably believes to be accurate and fair and with respect to which the Sub-Adviser has no reason to doubt its accuracy and completeness.

         e. The Adviser shall not: (i) be obligated hereunder to provide advice with respect to the effect of the tax laws and regulations of any jurisdiction or commodities and securities laws and regulations of any jurisdiction (including, for the avoidance of doubt, any law, rules or regulations applicable to the operation of registered investment companies); or
(ii) at any time have custody of the assets of the Fund.

                                      -5-

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         f.       The Fund acknowledges that certain Portfolio Funds will employ speculative trading strategies, that there is a risk that investments in any Portfolio Fund may be lost in whole or in part, that the Sub-Adviser has never previously advised a registered investment company, that Sub-Adviser's past results are not necessarily indicative of future performance and that there is no assurance that the Fund will realize profits, avoid losses or achieve the Fund Objective(s).

         g.       The Adviser represents, warrants and agrees that:

                  i. it is a corporation duly organized and validly existing under the laws of the State of Delaware;

                  ii. it has full corporate power and authority to perform its obligations under this Agreement;

                  iii. this Agreement has been duly and validly authorized, executed and delivered on behalf of the Adviser and is a valid and binding agreement of the Adviser enforceable against the Adviser in accordance with its terms;

                  iv. the execution and delivery of this Agreement by the Adviser, the incurrence by the Adviser of the obligations set forth in this Agreement and the performance by the Adviser of such obligations will not violate, or constitute a breach of or a default under, the constituent documents of the Adviser or any agreement or instrument by which it is bound, or, to the best of the Adviser's knowledge, any order, rule, law or regulation applicable to the Adviser of any court, governmental body, administrative agency or self-regulatory authority having jurisdiction over the Adviser;

                  v. there is not pending or, to the best of the Adviser's knowledge, threatened, any action, suit or proceeding before or by any court or other governmental or self-regulatory authority to which the Adviser is a party, which might reasonably be expected to result in any material adverse change in the financial condition or regulatory qualifications of the Adviser;

                  vi. it, and each of its principals and employees, has all United States state and federal governmental, regulatory and exchange licenses and approvals required to perform its obligations hereunder, including, without limitation and to the extent required, registration by the Adviser as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and as a commodity pool operator and a commodity trading advisor under the Commodity Exchange Act, if applicable;

                  vii. it currently maintains and will continue to maintain insurance (in addition to errors and omissions insurance policies specified above) in amounts reasonably necessary for its operations or as otherwise required by law;

                  viii. it has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Section 204A of the Advisers Act and has provided the Fund with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, a duly authorized officer of the Adviser shall certify to the Fund that the Adviser has complied with the requirements of Rule 17j-1 and Section 204A during the previous year and that there has been no material violation of the Adviser's code of ethics or, if such material violation has occurred, that appropriate action was taken in response to such violation. Upon written request of the Fund, the

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Adviser shall permit the Fund, its employees or its agents to examine the reports to be made to the Adviser by Rule 17j-1(d)(1);

                  ix. it will promptly, after filing an amendment to its Form ADV with the Securities and Exchange Commission, furnish a copy of such amendment to the Fund;

                  x. it will not and will not permit its affiliates to engage in any activity that would cause the Fund to be a publicly traded partnership under the Internal Revenue Code of 1986, as amended;

                  xi. it has reviewed the Fund's Registration Statement that has been filed with the SEC that contains disclosure about the Adviser, and represents and warrants that, with respect to the disclosure about or information relating, directly or indirectly, to the Adviser, to the Adviser's knowledge, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading;

                  xii.     it shall promptly notify the Fund:

                           (1) in the event that the SEC or other governmental
authority has censured the Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration, if any, as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions,

                           (2) upon having a reasonable basis for believing that
the Fund is not in compliance with Applicable Law; and

                  xiii. it will notify the Fund promptly of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Registration Statement as then in effect, and is required to be stated therein or necessary to make the statements therein not misleading, or of any statement contained therein that becomes untrue in any material respect.

         h.       The Fund hereby represents and warrants to the Adviser that:

                  i. the Fund is a statutory trust duly formed and validly existing under the laws of the State of Delaware;

                  ii. it has full statutory trust power and authority to perform its obligations under this Agreement;

                  iii. the Agreement has been duly and validly authorized, executed and delivered on its behalf and is its valid and binding agreement enforceable against it in accordance with its respective terms;

                  iv. the execution and delivery of this Agreement by it, the incurrence of the obligations by it set forth herein and the performance by it of such obligations will not violate, or constitute a breach of or default under, its constituent documents or any agreement or instrument by which it is bound or, to the best of its knowledge, any order, rule, law or regulation applicable to it of any court, governmental body, administrative agency or self-regulatory authority having jurisdiction over it;

                                      -7-

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                  v.       there is not pending or, to the best of its
knowledge, threatened, any action, suit or proceeding before or by any court or other governmental or self-regulatory authority to which it is a party, which might reasonably be expected to result in any material adverse change in its financial condition or regulatory qualification; and

                  vi. it, and each of its trustees, directors, officers and/or employees, has all governmental, regulatory and exchange licenses and approvals required to conduct its business and perform its obligations hereunder and under the Advisory Agreement.

7.       EXCLUSIVITY

         The services to be provided by the Adviser hereunder are not to be deemed exclusive and the Adviser shall be free to render similar services to others, so long as its services hereunder are not impaired thereby.

8.       EXERCISE OF VOTING RIGHTS

          Except with the agreement of or on the specific instructions of the Board, the Adviser shall delegate to the Sub-Adviser and the Sub-Adviser shall exercise or procure the exercise of any voting right attaching to investments of the Fund consistent with the economic interest of the Fund.

9.       TERM AND TERMINATION

         This Agreement shall become effective as of the date of its execution, and

         a. unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the members of the Board who are not interested persons of the Fund or the Adviser, cast in person at a meeting called for the purpose of voting on such approval;

         b. this Agreement may at any time be terminated on sixty days' written notice to the Adviser either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund;

         c. this Agreement shall automatically terminate in the event of its assignment; and

         d. this Agreement may be terminated by the Adviser on ninety (90) days' written notice to the Fund.

10.      AMENDMENTS; WAIVER

         a. This Agreement may be amended at any time by mutual written consent of the parties, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of the members of the Board who are not interested persons of the Fund or Adviser, cast in person at a meeting called for the purpose of voting on such approval.

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         b.       No waiver shall be deemed by any course of conduct or
acquiescence and no waiver shall be enforceable against any party hereto unless in writing and signed by the party against whom such waiver is claimed.

11.      CERTAIN DEFINITIONS.

         For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions or no-action positions as may be granted by the Securities and Exchange Commission or its staff under the 1940 Act.

12.      MISCELLANEOUS

         a. The headings in this Agreement are included for the convenience or reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         b. This Agreement shall be governed by the laws of the State of Delaware and the laws applicable therein.

         c. Any notice required or permitted to be given hereunder shall be deemed to be sufficiently given if such notice is delivered or sent by facsimile as hereinafter set forth. Any notice delivered shall be deemed to have been given on the date of delivery. Any notice sent by facsimile shall be deemed to be delivered on the day it is sent unless it is sent on a day that is not a business day or is sent after 4:00 p.m. (Eastern time) on a business day, in which case it shall be deemed to be delivered on the next business day. A "business day" is a day on which the New York Stock Exchange is open for business. Notice shall be effectively given, if delivered or sent by facsimile to the following addresses:

                  i.       if to Adviser, to it at:

                           Rodney Square Management Corporation
                           1100 North Market Street
                           Wilmington, DE 19890

                           Attention: Robert J. Christian
                           Facsimile: (302) 427-4828

                  ii.      if to the Fund, to it at:

                           Wilmington Low Volatility Fund of Funds
                           1100 North Market Street
                           Wilmington, DE 19890

                           Attention: John R. Giles
                           Facsimile: (302) 427-4828

         Any party may change its address for receiving notices by giving notice in the manner set out above to the other parties.

         d. If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid, illegal or otherwise unenforceable to any extent, then, to the fullest extent permitted by law: (a) such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement; (b) all other terms and provisions of this Agreement shall remain in full force and effect and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible; and (c) the parties hereto shall use all reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intent of this Agreement.

         e. This Agreement may be executed in one or more counterparts, which shall together constitute one and the same document.

             [The remainder of this page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                         RODNEY SQUARE MANAGEMENT CORPORATION


                                         By: /s/ Robert J. Christian
                                            ------------------------------------



                                         Name: Robert J. Christian
                                               ---------------------------------



                                         Title: President
                                                --------------------------------


                                         WILMINGTON LOW VOLATILITY FUND OF FUNDS


                                         By: /s/ John R. Giles
                                            ------------------------------------



                                         Name: John R. Giles
                                               ---------------------------------



                                         Title: Vice President & CFO
                                                --------------------------------

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                                   SCHEDULE A

                                  COMPENSATION

                  Capitalized terms used in this Schedule A but not defined herein or elsewhere in this Agreement shall have the meanings given them in the Fund's Operating Agreement, as in effect from time to time. The compensation payable by the Fund to the Adviser under this Agreement shall consist of the following:

1.       MANAGEMENT FEE

         The Fund will pay to the Adviser a management fee (the "Management Fee"), monthly in arrears. The Management Fee is payable at the annual rate of 0.50% (1% if no Subadviser has been appointed or is serving in that capacity) of the average net assets of the Fund. On or before the tenth business day of each month, the Fund will calculate an amount (the "Monthly Management Fee") equal to 0.04167% (0.0833% if no Subadviser has been appointed or is serving in that capacity) of the net asset value of the Fund as of the last business day of the previous month, determined before giving effect to the payment of the accrued Monthly Management Fee being calculated or to any repurchases or distributions (including any distributions made to Special Members in payment of the Incentive Allocation) as of such date or any capital contributions made on such date (such capital contributions being deemed to be made as of the next day). The Fund will pay the Monthly Management Fee for each Payment Month to the Adviser on or before the thirtieth day of the following month. The Monthly Management Fee shall be calculated on a pro rata basis in the case of any partial months.

         Within 60 days after the Fund's fiscal year end, the Fund will cause its net asset value as of the last business day of each month in such fiscal year to be reviewed. Based on the review, the Monthly Management Fee for each month in such fiscal year shall be recalculated. If the sum of the Monthly Management Fees (as recalculated) for such fiscal year exceeds the amounts paid already by the Fund to the Adviser in respect of such Monthly Management Fees, then the Fund shall pay the amount of such excess to the Adviser within 45 days after the completion of the review. If the sum of the Monthly Management Fees (as recalculated) for such fiscal year is less than the amounts paid already by the Fund in respect of such Monthly Management Fees, then the Fund shall reduce the amount of the next Monthly Management Fee paid by it to the Adviser by the amount of such deficit (and, if necessary to fully account for such deficit, subsequent Monthly Management Fees).

2.       INCENTIVE ALLOCATION

         In accordance with the terms of the Fund's Declaration of Trust, the Adviser will receive 50% of the Incentive Allocation if a Sub-Adviser has been appointed, is active and is in good standing with the Fund; 100% otherwise, which shall be credited to the Adviser's special advisory account. The Fund shall pay the Sub-Adviser its share directly by crediting the Sub-Adviser's special advisory account.

3.       REIMBURSEMENT OF CERTAIN EXPENSES

         The Fund will reimburse the Adviser or one or more Sub-Advisers for out-of-pocket expenses incurred by the Adviser or such Sub-Adviser(s) in connection with the provision of Portfolio Management Services to the Fund.

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